Exhibit 99.1

LETTER TO SHAREHOLDERS

November 2014

Dear AXION Shareholders:

I want to take the opportunity to introduce myself and express the very great pleasure I have in joining and leading the AXION team. Having held senior leadership positions in the advanced polymers and building materials industries for over 20 years, I feel very excited to be taking on the Chief Executive Officer post here at AXION. I want to thank Steve Silverman for his time as CEO and his years of leadership, dedication and hard work. We are thrilled that he has taken the position as Vice Chairman of the Board. Through his counsel, he will continue to impact the Company as it enters this exciting growth phase.

I worked with AXION as a strategic and technology advisor during all of 2013, joined the Company in January of this year as Chief Operating and Technology Officer, and was officially appointed President and CEO on August 4, 2014. I joined AXION because I saw a great company with an excellent leadership team, game-changing products for the transportation, construction and building materials markets, and extensive growth potential. I have held several senior-level positions in operations, engineering, research and new business for Norton, Saint-Gobain, Alcoa and Dow Chemical where I established operational and commercial strategies for various building products and managed materials research, process refinement, product development, regulatory services, production engineering and commercialization. More recently, I was President of Eovations, LLC, a new business venture that I spun out of Dow Chemical. During my time at Eovations, I managed the development, production and commercialization of an innovative structural polymer technology. Given my broad background, operational knowledge, and business experience, my appointment as CEO represents a natural evolution for AXION. This was a strategic move to facilitate AXION’s manufacturing, organizational and business growth. I believe with my experience in the engineering, development, commercialization and manufacturing of innovative building materials, coupled with my knowledge of early stage company funding and leadership, we can take the Company to great heights.

This year is one of transformation and growth. We vertically integrated the operations in our Texas and Ohio facilities to create efficiencies that will increase our ability to produce more of our Structural Polymer Solutions, expand applications and increase margins. Last year, we brought in record revenues of $6.6 million and so far in 2014, we have already bettered those results. We recently reported our financial results for the three and nine month periods ending September 30, 2014, generating $12.0 million in revenues surpassing 2013 total revenues by 82%. We also reported $3.1 million in revenue for the third quarter of 2014, representing a 145% increase over revenues of $1.3 million for the same period from the prior year.

Our vision for AXION is simple: to continue producing solutions of superior quality and value for the transportation, construction and building materials markets made from recycled plastics and drive the expansion of our production capacity to meet the growing demand for innovative products in these applications. We have gone from market adoption to market penetration and are now seeing solid traction through both domestic and global sales we receive from our existing customers and newly formed relationships. It is an exciting time for the Company as we are concentrating our efforts on new product developments, which involve the expansion of our STRUXURE® construction mats lines. Our business model for growth has been fully and independently vetted, allowing for us to focus diligently on execution.

AXION Shareholder Letter

Our objective is to generate more value for our shareholders through increased profitability from the sales of our differentiated ECOTRAX® rail ties and STRUXURE® building products, including construction mats, and through our reprocessed plastics business. All of us on the AXION team are committed to positioning the Company as the market leader in sustainable structural polymer technologies based on recycled plastics. With our vertically-integrated operations, in-house production capability, material supply streams, effective production systems and commercial agility, we believe we have the capabilities to do so.

Increasing Demand for STRUXURE® Heavy Construction Mats - High Margin Business

We recently introduced our STRUXURE® Heavy Construction Mats, which are extremely strong, durable and highly resistant to degradation in service. These mats are used at field construction sites, infrastructure expansion projects and in the oil and gas exploration industry to support heavy equipment and to transport vehicles on unpaved, wet or soft surfaces. Our unique construction mats are experiencing a strong growth in demand, enabling our next phase of production and product line expansion.

As we continue to commercialize our heavy mats, we will be focused on expanding field installations, as well as the production and fabrication abilities of our mats. In a recent 10-month trial comparing traditional wood mats and our mats, 100% of the STRUXURE® Heavy Construction Mats were intact and ready for shipment to the next jobsite while 80% of the wood mats had to be discarded and landfilled. This illustrates how AXION’s mats are superior to traditional mats and can be rapidly deployed to new construction sites, installed over all types of ground conditions and support various construction vehicles. Our mats do not absorb fluids, are easier to transport and minimize damage site access, protecting existing roads. They are ideal in wet or other demanding environments and are resistant to abrasion and tread-wear, giving them a life cycle over five times longer than traditional wood mats.

Our products for the building and construction markets, sold under our STRUXURE® line, have been generating exciting opportunities for AXION. Based on the success of our construction mats in field performance testing, we have received a high level of interest from potential customers and distributors for this application. Our new addition to the STRUXURE® construction mat product line, temporary road mats, offer some significant additional sales opportunities for us with potential uses at construction sites, access roads, electrical transmission projects, pipe installations and oil and gas drilling sites. Our line of STRUXURE® construction mats has distinct advantages over wood mats in terms of longevity, fluid absorption, economic value, disposal costs, recyclability, durability, ability to be reconditioned, job site safety on difficult terrains and lower logistics cost expense.

Our product development road map is straightforward: develop valuable solutions for customers, test their value proposition across various criteria, and then commercialize the product with well-coordinated sales, marketing and production efforts. Following the successful introduction of STRUXURE® construction mats and the solidification of expanding ECOTRAX® rail tie opportunities, we are experiencing the need for faster transformation of our production facilities to increase capacity. We have also diversified our technologies beyond the patented technologies developed with Rutgers University and we are utilizing other structural polymer technologies in the development of construction mat lines and other product extensions into infrastructure and transportation applications. With the success of these initial product lines, we are now targeting boardwalk applications and transportation industries for new products based on our proprietary materials. In the months ahead, we anticipate new sales relationships regarding our existing lines and also significant developments with respect to new product lines and applications.

www.axih.com	4005 All American Way	OTCQB: AXIH
Zanesville, Ohio 43701

AXION Shareholder Letter

Vertical Integration Strategy - Conversion of Zanesville Facility to Increase Capacity for Engineered Products to Meet Growing Demand

The full vertical integration of our manufacturing operations late in 2013 through the acquisition of a plastics reprocessor was a significant milestone for AXION that positioned the Company for this next phase of growth. In August, we converted our extrusion equipment in our Zanesville, Ohio, facility (formerly our Reprocessed Plastics Division) to be utilized in the production of our ECOTRAX® rail ties and STRUXURE® construction mats and building products. The facility continues to process industrial and post-consumer recycled plastics for both internal use and external sales. Moreover, the conversion of the pelletizing equipment to engineered product extrusion has clear market and financial advantages, although it required the termination of existing reprocessing contracts and other disadvantaged reprocessing sales. This realignment was critical for two major reasons: to support the growth of our construction mat product family and to focus on strengthening margins through increased production capacity. This realignment was originally set to take place in late 2015. Because of the increasing demand for our structural polymer solutions, we expedited the realignment to increase our capacity. Market demand for our STRUXURE® construction mats requires sufficient inventory to serve the current pipeline of customers and other potential opportunities. We have also created better operational efficiencies with the increasing of our recycled plastics reprocessing capacity to internally supply our engineered products business in our Zanesville facility and allow us to opportunistically participate in the recycled plastics reprocessing market.

Our technology can be scaled to meet our manufacturing requirements and we believe our two facilities can easily be augmented to support the current demand trajectory. We are creating process improvements with a focus on high quality production and we continue to push advancements in our technologies to create an even more compelling value proposition for our customers. We have gone from an outsourced manufacturing and narrowly defined extrusion molded company to having the capabilities of continuous extrusion, fabrication, structural design and internal materials processing. Now we have two facilities that can turn waste stream plastic into multiple engineered products from recycled materials.

Continued Market Adoption of our Engineered Products

AXION has built a strong and scalable operation having an infrastructure to propel the business into this new and exciting phase. There are four core elements to our business success: 1) product quality, 2) manufacturing depth, 3) value-added products, and 4) commercial effectiveness.

In order to consistently build the necessary volume required by customers, we made investments in expanded manufacturing and quality systems. Two years ago, we were a spot manufacturer. Today, we have extrusion capacity, molds and supporting equipment that will allow in excess of $30 million in annual revenue. We now have full time directors of quality, manufacturing, engineering and materials sourcing. We have identified new raw material streams that enable our technology to reach even higher mechanical properties for our products, opening new market categories.

This past quarter, we diversified and notably expanded our customer base and during the year saw continued growth in international business with multiple purchase orders for ECOTRAX® rail ties. We completed our three-year rail tie supply agreement in the second quarter, resulting in 16% of sales to this Class 1 railroad customer as compared to 66% from the second quarter last year. We are very excited about the rate of customer adoption of our engineered products and our expansion into international markets. We have been fulfilling orders from all over the world and they are from customers that have migrated from testing to purchase orders. These developments were the result of our team’s tireless effort over the past several years.

www.axih.com	4005 All American Way	OTCQB: AXIH
Zanesville, Ohio 43701

AXION Shareholder Letter

Our ECOTRAX® rail ties have been tested and proven globally for years. ECOTRAX® rail ties have been shipped to Russia for installation in the second largest rail network in the world, delivered to a major rail line in Australia and also installed at additional sites around the world. In addition, ECOTRAX® rail ties are undergoing testing in many other countries around the world. The product development cycle for this segment of the business involves extensive testing, refining, development and design that takes several years to complete. As a result, our rail ties are recognized for their high standards, receiving strong repeat orders. We’ve been able to replicate a similar but quicker product development cycle with our STRUXURE® construction mats that are receiving sales traction at a much faster pace, resulting in higher adoption rates and higher margins. The biggest difference between our rail ties and mats is that once the rail ties are installed, they stay there for a long period of time. The mats, on the other hand, are used at a construction site, then retrieved and transported to another construction site for use again. Thus, customers investing in our mats realize a return on their investment in a short period of time.

Market adoption of our engineered products is increasing. With each successful installation, our engineered products prove they are viable, durable alternatives to legacy materials. We continue working with private and governmental organizations to enhance market adoption of our engineered product lines. Completing successful lab, field and in-service testing significantly increases our chances to win long-term supply agreements. Below are some highlights:

ECOTRAX® - Rail Applications

•	Sold to major transit lines in the U.S., including new and repeat orders

•	Received multiple purchase orders from Russian transit line
•	Received large purchase order from major Australian rail network
•	Continued our collaboration with our European partner, Sicut Enterprises Limited, and shipped additional orders to the region, continuing our sales penetration into that market

•	Exported 47 container order to a large multi-national industrial company

STRUXURE® - Building Products

•	Sold heavy construction mats and temporary road mats and other STRUXURE® products that are now in use by numerous oil and gas pipeline and drilling contractors in the U.S. and Canada

•	Heavy mats have also been used on civil construction projects to support heavy equipment at bridges, highway, marine (barges), tunnels, wind farms and other construction sites.
•	Delivered building products for wetlands walkway in Ohio
•	Established distribution agreement with a major Canadian supplier to the oil and gas industry for constriction mats
•	Delivered truckload quantities of tongue and groove bridge deck boards
•	Multiple installations in Canadian park and recreation facilities, including wetlands walkways

www.axih.com	4005 All American Way	OTCQB: AXIH
Zanesville, Ohio 43701

AXION Shareholder Letter

Poised for Record Growth

Thus far, 2014 is our strongest year from a revenue and production capability perspective, and we look to accelerate that momentum. We are building a world-class manufacturing business for engineered products, serving the transportation, construction and building industries. We have a proprietary position in our technology and products with over a decade of documented, proven durability. This technology has been developed with leading scientists and engineers, and we continue to test and improve our engineered products to maintain our place as an industry leader that promotes an environmentally responsible range of products. We are excited by the opportunities in our construction mat business, receiving notable traction in the market with initial adoption progressing quickly from testing to sales.

We continue to grow our sales, diversify and expand our customer base and develop engineered products for advanced applications. We have been gaining recognition domestically and globally. Our customers value our products as evidenced by an increase in follow-on orders. Our facilities are operating at full capacity and the Zanesville facility has been converted to support the growth demand for our engineered products. Vertical integration gives us a significant competitive advantage, and we are prudently managing these operations to improve our margins through effective controls, best manufacturing practices and higher quality standards.

I would like to thank our team of dedicated managers and employees for their hard work, as well as our shareholders for their continued support. Together we believe we are building something significant, and we are grateful to everyone who is making it possible.

We look forward to keeping you updated on our continuing progress.

Sincerely,

/s/ Claude Brown, Jr.
Claude Brown, Jr.
President and Chief Executive Officer
AXION International Holdings

Forward-Looking Statements

This letter contains "forward-looking statements" for purposes of the Securities and Exchange Commission's "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under the Securities Exchange Act of 1934. These forward-looking statements are subject to various risks and uncertainties that could cause AXION’s actual results to differ materially from those currently anticipated, including the availability of materials at favorable pricing, sufficient manufacturing capability and the risk factors identified in AXION’s filings with the Securities and Exchange Commission.

www.axih.com	4005 All American Way	OTCQB: AXIH
Zanesville, Ohio 43701